UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 3, 2005

Acceptance Insurance Companies Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7461	31-0742926
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 West Broadway Suite 1600 Council Bluffs, Iowa	51503
(Address of principal executive offices)	(Zip Code)

(712) 329-3600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Effective March 3, 2005, Edward W. Elliott Jr. formally resigned as a member of the board of directors of Acceptance Insurance Companies Inc. (the “Company”). Mr. Elliott was a member of the Company’s Audit Committee. The Company understands that the resignation was not due to a disagreement with respect to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2005	ACCEPTANCE INSURANCE COMPANIES INC.

	By:	/s/ John E. Martin
John E. Martin, President and Chief Executive Officer